Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Joel Rubinstein, Melissa Curvino and Anna Batdorff, or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact with full power and authority as hereinafter described to:

(1)	execute for and on behalf of the undersigned, the Form ID Application for Access Codes to file on EDGAR (including the defining of a Passphrase security code) which may be filed by or on behalf of the undersigned, with the U.S. Securities and Exchange Commission (the “SEC”) and all other documents relating to such Form ID, including construction of any additional SEC mandated security codes;

(2)	execute for and on behalf of the undersigned, all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16 of the Exchange Act and any amendments thereto (collectively, the “Reports”);

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Reports, complete and execute any amendment or amendments thereto, and timely file such Reports with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing (including, without limitation, the filing of this Power of Attorney) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13, Section 14(d), Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked in writing by the undersigned.

[signature follows]

Dated: July 13 , 2023	/s/ Kenneth Rivers
Kenneth Rivers